Exhibit 99.1

Analyst Contact:	Vernon L. Patterson	Media Contact:	William C. Murschel
	216.689.0520		216.689.0457

Investor Relations		Key Media
Information:	www.Key.com/ir	Newsroom: www.Key.com/newsroom
FOR IMMEDIATE RELEASE
KEYCORP REPORTS FOURTH QUARTER AND
RECORD 2005 EARNINGS
•	EPS of $0.72 for the fourth quarter and $2.73 for the full year

•	ROE of 15.59% for the fourth quarter, compared with 11.99% one year ago

•	Higher revenue

•	Average core deposits up 8% from the fourth quarter of 2004

•	Continued expansion of commercial mortgage servicing business
     CLEVELAND, January 20, 2006 – KeyCorp today announced fourth quarter net income of $296 million, or $0.72 per diluted common share, compared with $213 million, or $0.51 per share, for the fourth quarter of 2004. Adjusted net income for the year-ago quarter was $290 million, or $0.70 per share, excluding the effects of the sale of the broker-originated home equity loan portfolio and the reclassification of the indirect automobile loan portfolio to held-for-sale status. For the third quarter of 2005, net income was $278 million, or $0.67 per diluted common share. Return on average equity rose to 15.59% for the fourth quarter of 2005 from 11.99% for the same period last year and 14.84% for the third quarter of 2005.
     Key’s 2005 net income of $1.129 billion, or $2.73 per diluted common share, was the highest in the company’s history. Net income increased 18 percent from a reported $954 million, or $2.30 per share, for the previous year. Return on average equity rose to 15.42% for 2005 from 13.75% for 2004.
     “Key’s solid fourth quarter results reflect our success in growing revenue, improving our business mix and strengthening our credit risk profile,” said Chairman and Chief Executive Officer Henry L. Meyer III. “Compared with last year’s comparable quarter, taxable-equivalent revenue rose by $132 million, reflecting an improved net interest margin, strong commercial loan growth, higher fee income and growth in core deposits – which increased 8% from the fourth quarter of 2004. During the quarter, we also increased our commercial mortgage servicing portfolio from $44 billion to more than $70 billion through the acquisition of the commercial mortgage-backed servicing business of ORIX Capital Markets, LLC.
     “Over the past several years, we have restored our strong credit culture, and we remain committed to maintaining it. Included in our net charge-offs for the quarter were $127 million of commercial passenger airline leases. Our exposure to that industry now stands at $86 million, substantially all of which is categorized as performing. Total nonperforming loans were down $31 million and total nonperforming assets declined by $72 million from December 31, 2004; both are at their lowest level in 11 years.

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

     “We are also committed to strengthening our anti-money laundering processes, and controls related to the Bank Secrecy Act. We believe we have made significant progress in this regard during the fourth quarter and will continue with our improvement efforts into 2006.”
     The company expects earnings to be in the range of $0.67 to $0.71 per share for the first quarter of 2006 and $2.80 to $2.90 per share for the full year.
SUMMARY OF CONSOLIDATED RESULTS
     Taxable-equivalent net interest income increased to $748 million for the fourth quarter of 2005 from $698 million for the same period last year. Average earning assets rose by 4%, due primarily to commercial loan growth, while the net interest margin increased 8 basis points to 3.71%. The growth in commercial loans was attributable in part to the acquisition of American Express Business Finance Corporation during the fourth quarter of 2004. Compared with the third quarter of 2005, taxable-equivalent net interest income grew by $22 million. This growth was attributable to a $1.4 billion increase in average earning assets and a 4 basis point improvement in the net interest margin.
     Key’s noninterest income was $561 million for the fourth quarter of 2005, compared with $479 million for the year-ago quarter. The increase was attributable primarily to net gains from loan securitizations and sales recorded in the fourth quarter of 2005, compared with net losses recorded in the year-ago quarter. Current year results included a $16 million gain from the annual securitization and sale of education loans, while last year’s results included $46 million of losses associated with management’s decision to sell the broker-originated home equity and indirect automobile loan portfolios. Also contributing to the improved performance was a $15 million increase in income from principal investing.
     Compared with the third quarter of 2005, noninterest income grew by $30 million. The improvement reflected a $22 million increase in net gains from loan securitizations and sales, due largely to the gain resulting from the securitization and sale of education loans in the current period. Noninterest income also benefited from increases of $9 million in income from investment banking activities, $6 million in net gains on the residual values of leased equipment and $5 million in income from corporate owned life insurance. These increases were offset, in part, by an $11 million reduction in income from principal investing.
     Key’s noninterest expense was $834 million for the fourth quarter of 2005, compared with $818 million for the same period last year. Excluding a $55 million write-off of goodwill recorded during the fourth quarter of 2004 in connection with the decision to sell Key’s nonprime indirect automobile loan business, noninterest expense for the fourth quarter of 2005 was up $71 million from the year-ago quarter. Nonpersonnel expense accounted for most of the growth. During the fourth quarter, miscellaneous expense included a $15 million contribution to the Key Foundation, a $10 million accrual for the settlement of a legal dispute and an additional $5 million reserve to absorb potential noncredit-related losses from Key’s education lending business. Also contributing to the increase in noninterest expense were professional fees associated with Key’s efforts to strengthen its compliance controls, higher franchise and business taxes, and an increase in net occupancy expense. Personnel expense rose by $5 million from the fourth quarter of 2004.

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

     Compared with the third quarter of 2005, noninterest expense increased by $53 million. Nonpersonnel expense grew by $51 million, reflecting the $15 million contribution to the Key Foundation, the legal settlement accrual, and increases in professional fees and a variety of other expense components. The level of personnel expense was essentially unchanged.
ASSET QUALITY
     Key’s provision for loan losses was an expense of $36 million for the fourth quarter of 2005, compared with a credit of $21 million for the year-ago quarter and an expense of $43 million for the third quarter of 2005.
     Net loan charge-offs for the quarter totaled $164 million, or 0.98% of average loans, compared with $140 million, or 0.88%, for the same period last year and $49 million, or 0.30%, for the previous quarter. The increase from September 30, 2005, was attributable to the charge-off of several credits within the commercial passenger airline portfolio. Key had established reserves in prior periods in connection with these lease financing receivables.
     At December 31, 2005, Key’s nonperforming loans stood at $277 million and represented 0.42% of period-end loans, compared with 0.49% at December 31, 2004, and 0.55% at September 30, 2005. The decrease from the prior quarter reflects charge-offs related to certain commercial passenger airline leases.
     Key’s allowance for loan losses stood at $966 million, or 1.45% of loans outstanding at December 31, 2005, compared with $1.138 billion, or 1.80% at December 31, 2004, and $1.093 billion, or 1.67% at September 30, 2005. At December 31, 2005, the allowance for loan losses represented 349% of nonperforming loans, compared with 369% a year ago and 304% at September 30, 2005.
CAPITAL
     Key’s capital ratios continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2005. Key’s tangible equity to tangible assets ratio was 6.68% at quarter end, compared with 6.35% at December 31, 2004, and 6.68% at September 30, 2005. The ratio is currently within management’s targeted range of 6.25% to 6.75%.
     Key’s capital position provides it with the flexibility to take advantage of future investment opportunities, to repurchase shares when appropriate and to pay dividends. During the fourth quarter of 2005, Key repurchased 3,250,000 of its common shares. At December 31, 2005, there were 22,461,248 shares remaining for repurchase under the current authorization. Share repurchases and other activities that caused the change in Key’s outstanding common shares over the past five quarters are summarized in the table below.
Summary of Changes in Common Shares Outstanding

in thousands	4Q05	3Q05	2Q05	1Q05	4Q04

Shares outstanding at beginning of period	408,542	408,231	407,297	407,570	405,723
Issuance of shares under employee benefit and dividend reinvestment plans	1,332	1,561	934	2,227	1,847
Repurchase of common shares	(3,250)	(1,250)	—	(2,500)	—

Shares outstanding at end of period	406,624	408,542	408,231	407,297	407,570

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

LINE OF BUSINESS RESULTS
     The following table shows the contribution made by each major business group to Key’s taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are described under the heading “Line of Business Descriptions.” For more detailed financial information pertaining to each business group and its respective lines of business, see the last two pages of this release.
Major Business Groups

				Percent change 4Q05 vs.
dollars in millions	4Q05	3Q05	4Q04	3Q05	4Q04

Revenue (taxable equivalent)
Consumer Banking	$730	$716	$691	2.0%	5.6%
Corporate and Investment Banking	577	543	515	6.3	12.0
Other Segments	17	24	(2)	(29.2)	N/M

Total segments	1,324	1,283	1,204	3.2	10.0

Reconciling Items	(15)	(26)	(27)	42.3	44.4

Total	$1,309	$1,257	$1,177	4.1%	11.2%

Net income (loss)
Consumer Banking	$109	$125	$59	(12.8)%	84.7%
Corporate and Investment Banking	161	148	174	8.8	(7.5)
Other Segments	20	21	9	(4.8)	122.2

Total segments	290	294	242	(1.4)	19.8

Reconciling Items	6	(16)	(29)	N/M	N/M

Total	$296	$278	$213	6.5%	39.0%

N/M = Not Meaningful
Consumer Banking

				Percent change 4Q05 vs.
dollars in millions	4Q05	3Q05	4Q04	3Q05	4Q04

Summary of operations
Net interest income (TE)	$489	$483	$502	1.2%	(2.6)%
Noninterest income	241	233	189	3.4	27.5

Total revenue (TE)	730	716	691	2.0	5.6
Provision for loan losses	28	29	9	(3.4)	211.1
Noninterest expense	527	488	555	8.0	(5.0)

Income before income taxes (TE)	175	199	127	(12.1)	37.8
Allocated income taxes and TE adjustments	66	74	68	(10.8)	(2.9)

Net income	$109	$125	$59	(12.8)%	84.7%

Percent of consolidated net income	37%	45%	28%	N/A	N/A

Average balances
Loans	$29,260	$29,139	$31,886	.4%	(8.2)%
Total assets	35,688	35,473	37,796	.6	(5.6)
Deposits	43,158	42,359	40,925	1.9	5.5

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Additional Consumer Banking Data
				Percent change 4Q05 vs.
dollars in millions	4Q05	3Q05	4Q04	3Q05	4Q04

Average deposits outstanding
Noninterest-bearing	$7,131	$7,122	$6,741	.1%	5.8%
Money market deposit accounts and other savings	21,313	20,785	20,315	2.5	4.9
Time	14,714	14,452	13,869	1.8	6.1

Total deposits	$43,158	$42,359	$40,925	1.9%	5.5%

Home equity loans
Community Banking:
Average balance	$10,288	$10,365	$10,534
Average loan-to-value ratio	71%	71%	72%
Percent first lien positions	61	61	61
National Home Equity:
Average balance	$3,471	$3,515	$4,153
Average loan-to-value ratio	64%	65%	67%
Percent first lien positions	63	66	70

Other data
On-line households / household penetration	622,957/50%	607,127/49%	571,051/45%
KeyCenters	947	946	935
Automated teller machines	2,180	2,185	2,194

     Net income for Consumer Banking was $109 million for the fourth quarter of 2005, compared with $59 million for the year-ago quarter. Two principal causes of the increase were the fourth quarter 2004 sale of the broker-originated home equity loan portfolio, and the reclassification of the indirect automobile loan portfolio to held-for-sale status. These actions significantly reduced noninterest income and the provision for loan losses, and substantially increased noninterest expense in the year-ago quarter. Excluding the effects of the above actions, net income for Consumer Banking was $136 million for the fourth quarter of 2004.
     Taxable-equivalent net interest income decreased by $13 million, or 3%, from the fourth quarter of 2004, due to a less favorable interest rate spread on average earning assets and a reduction in loans which resulted from the sale of the higher-yielding broker-originated home equity and indirect automobile loan portfolios. The adverse effects of these factors were moderated by growth in average deposits.
     Noninterest income rose by $52 million, or 28%, due primarily to net gains from loan securitizations and sales recorded in the fourth quarter of 2005, compared with net losses recorded in the year-ago quarter. Current year results included a $16 million gain from the annual securitization and sale of education loans, while last year’s results included $46 million of losses associated with management’s decision to sell the previously-mentioned portfolios. Noninterest income also benefited from higher income from electronic banking and loan securitization servicing. The positive effects of these factors were offset, in part, by decreases in income from brokerage, and various investment banking and capital markets activities.
     Noninterest expense decreased by $28 million, or 5%, due primarily to a $55 million write-down of goodwill recorded in the fourth quarter of 2004 in connection with management’s decision to sell the nonprime indirect automobile loan business, and a decrease in personnel expense. The overall reduction in noninterest expense was moderated by higher costs associated with loan servicing and various indirect charges.

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Corporate and Investment Banking

				Percent change 4Q05 vs.
dollars in millions	4Q05	3Q05	4Q04	3Q05	4Q04

Summary of operations
Net interest income (TE)	$315	$297	$260	6.1%	21.2%
Noninterest income	262	246	255	6.5	2.7

Total revenue (TE)	577	543	515	6.3	12.0
Provision for loan losses	8	14	(30)	(42.9)	N/M
Noninterest expense	312	292	266	6.8	17.3

Income before income taxes (TE)	257	237	279	8.4	(7.9)
Allocated income taxes and TE adjustments	96	89	105	7.9	(8.6)

Net income	$161	$148	$174	8.8%	(7.5)%

Percent of consolidated net income	54%	53%	82%	N/A	N/A

Average balances
Loans	$36,407	$35,064	$30,852	3.8%	18.0%
Total assets	42,998	41,398	37,012	3.9	16.2
Deposits	11,157	10,136	8,793	10.1	26.9

TE = Taxable Equivalent, N/M = Not Meaningful, N/A = Not Applicable

Additional Corporate and Investment Banking Data				Percent change 4Q05 vs.
dollars in millions	4Q05	3Q05	4Q04	3Q05	4Q04

Average lease financing receivables managed by Key Equipment Finance[a]
Receivables held in Key Equipment
Finance portfolio	$8,311	$8,150	$6,937	2.0%	19.8%
Receivables assigned to other lines of business	1,974	2,011	1,892	(1.8)	4.3

Total lease financing receivables managed	$10,285	$10,161	$8,829	1.2%	16.5%

(a)	Includes lease financing receivables held in portfolio and those assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.
     Net income for Corporate and Investment Banking was $161 million for the fourth quarter of 2005, down from $174 million for the same period last year. A significant increase in the provision for loan losses and growth in noninterest expense more than offset increases in both net interest income and noninterest income.
     The provision for loan losses was an expense of $8 million for the fourth quarter of 2005, compared with a credit of $30 million for the year-ago quarter. The credit recorded last year was due largely to improved asset quality in the Corporate Banking and KeyBank Real Estate Capital lines of business.
     Noninterest expense rose by $46 million, or 17%, as business expansion, including the acquisition of American Express Business Finance Corporation (“AEBF”), contributed to increases in personnel and various other expense categories.
     Taxable-equivalent net interest income increased by $55 million, or 21%, due primarily to strong growth in average loans and leases, as well as deposits. Average loans and leases rose by $5.6 billion, or 18%, reflecting improvements in each of the primary lines of business. The increase in lease financing receivables in the Key Equipment Finance line was bolstered by the acquisition of AEBF during the fourth quarter of 2004.

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

     Noninterest income grew by $7 million, or 3%. The improvement was driven by net securities gains in the current year, compared with net losses recorded one year ago, higher income from operating leases and an increase in net gains on the residual values of leased equipment. The positive effects of these factors were partially offset by a reduction in income from investment banking activities.
     On December 8, 2005, we continued the expansion of our commercial mortgage servicing business by acquiring the commercial mortgage-backed servicing business of ORIX Capital Markets, LLC. This is one in a series of acquisitions that we have made over the past several years to build upon our success in commercial mortgage origination and servicing.
Other Segments
     Other segments consist of Corporate Treasury and Key’s Principal Investing unit. These segments generated net income of $20 million for the fourth quarter of 2005, compared with $9 million for the same period last year. Increases in net gains from principal investing and net interest income drove the improvement.

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Line of Business Descriptions
Consumer Banking
Community Banking includes Retail Banking, Small Business and McDonald Financial Group.
Retail Banking provides individuals with branch-based deposit and investment products, personal finance services and loans, including residential mortgages, home equity and various types of installment loans.
Small Business provides businesses that typically have annual sales revenues of $10 million or less with deposit, investment and credit products, and business advisory services.
McDonald Financial Group offers financial, estate and retirement planning, and asset management services to assist high-net-worth clients with their banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.
Consumer Finance includes Indirect Lending and National Home Equity.
Indirect Lending offers loans to consumers through dealers and finances inventory for automobile and marine dealers. This business unit also provides federal and private education loans to students and their parents and processes payments on loans that private schools make to parents.
National Home Equity provides both prime and nonprime mortgage and home equity loan products to individuals. These products originate outside of Key’s retail branch system. This business unit also works with home improvement contractors to provide home equity and home improvement solutions.
Corporate and Investment Banking
Corporate Banking provides products and services to large corporations, middle-market companies, financial institutions and government organizations. These products and services include commercial lending, treasury management, investment banking, derivatives and foreign exchange, equity and debt underwriting and trading, and syndicated finance.
Through its Victory Capital Management unit, Corporate Banking also manages or gives advice regarding investment portfolios for a national client base, including corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, common funds or the Victory family of mutual funds.
KeyBank Real Estate Capital provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties (i.e., generally properties for which the owner occupies less than 60% of the premises).
Key Equipment Finance meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with financing options for their clients. Lease financing receivables and related revenues are assigned to other lines of business (primarily Corporate Banking) if those businesses are principally responsible for maintaining the relationship with the client.

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

     Cleveland-based KeyCorp is one of the nation’s largest bank-based financial services companies, with assets of approximately $93 billion. Key companies provide investment management, retail and commercial banking, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company’s businesses deliver their products and services through 947 KeyCenters and offices; a network of 2,180 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,® that provides account access and financial products 24 hours a day.
Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at www.Key.com/ir at 9:00 a.m. ET, on Friday, January 20, 2006. A tape of the call will be available through January 27.
For up-to-date company information, media contacts and facts and figures about Key’s lines of business visit our Media Newsroom at www.Key.com/newsroom.

This news release contains forward-looking statements, including statements about our financial condition, results of operations, earnings outlook, asset quality trends and profitability. Forward-looking statements provide management’s current expectations or forecasts of future events and, by their nature, are subject to assumptions, risks and uncertainties. Although management believes that the expectations and forecasts reflected in these forward-looking statements are reasonable, actual results could differ materially from those contained in or implied by such forward-looking statements due to a variety of factors including: (1) changes in interest rates; (2) changes in trade, monetary or fiscal policy; (3) changes in general economic conditions, or in the condition of the local economies or industries in which we have significant operations or assets, which could, among other things, materially impact credit quality trends and our ability to generate loans; (4) increased competitive pressure among financial services companies; (5) the inability to successfully execute strategic initiatives designed to grow revenues and/or manage expenses; (6) consummation of significant business combinations or divestitures; (7) operational or risk management failures due to technological or other factors; (8) heightened regulatory practices, requirements or expectations; (9) new legal obligations or restrictions or unfavorable resolution of litigation; (10) adverse capital markets conditions; (11) disruption in the economy and general business climate as a result of terrorist activities or military actions; and (12) changes in accounting or tax practices or requirements. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. We do not assume any obligation to update these forward-looking statements. For further information regarding KeyCorp, please read KeyCorp’s reports that are filed with the Securities and Exchange Commission and are available at www.sec.gov.
###

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Financial Highlights
(dollars in millions, except per share amounts)

	Three months ended
	12-31-05	9-30-05	12-31-04
Summary of operations
Net interest income (TE)	$748	$726	$698
Noninterest income	561	531	479

Total revenue (TE)	1,309	1,257	1,177
Provision for loan losses	36	43	(21)
Noninterest expense	834	781	818
Net income	296	278	213

Per common share
Net income	$.72	$.68	$.52
Net income — assuming dilution	.72	.67	.51
Cash dividends paid	.325	.325	.31
Book value at period end	18.69	18.41	17.46
Market price at period end	32.93	32.25	33.90

Performance ratios
Return on average total assets	1.27%	1.22%	.95%
Return on average equity	15.59	14.84	11.99
Net interest margin (TE)	3.71	3.67	3.63

Capital ratios at period end
Equity to assets	8.16%	8.15%	7.84%
Tangible equity to tangible assets	6.68	6.68	6.35
Tier 1 risk-based capital [a]	7.67	7.72	7.22
Total risk-based capital [a]	11.59	11.83	11.47
Leverage [a]	8.54	8.60	7.96

Asset quality
Net loan charge-offs	$164	$49	$140
Net loan charge-offs to average loans	.98%	.30%	.88%
Allowance for loan losses	$966	$1,093	$1,138
Allowance for loan losses to period-end loans	1.45%	1.67%	1.80%
Allowance for loan losses to nonperforming loans	348.74	303.61	369.48
Nonperforming loans at period end	$277	$360	$308
Nonperforming assets at period end	307	393	379
Nonperforming loans to period-end loans	.42%	.55%	.49%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.46	.60	.60

Trust and brokerage assets
Assets under management	$77,144	$76,341	$74,557
Nonmanaged and brokerage assets	56,509	57,313	72,703

Other data
Average full-time equivalent employees	19,417	19,456	19,575
KeyCenters	947	946	935

Taxable-equivalent adjustment	$30	$33	$26

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Financial Highlights (continued)
(dollars in millions, except per share amounts)

	Twelve months ended
	12-31-05	12-31-04
Summary of operations
Net interest income (TE)	$2,911	$2,699
Noninterest income	2,078	1,929

Total revenue (TE)	4,989	4,628
Provision for loan losses	143	185
Noninterest expense	3,137	2,961
Net income	1,129	954

Per common share
Net income	$2.76	$2.32
Net income — assuming dilution	2.73	2.30
Cash dividends paid	1.30	1.24

Performance ratios
Return on average total assets	1.24%	1.10%
Return on average equity	15.42	13.75
Net interest margin (TE)	3.69	3.63

Asset quality
Net loan charge-offs	$315	$431
Net loan charge-offs to average loans	.49%	.70%

Other data
Average full-time equivalent employees	19,485	19,576

Taxable-equivalent adjustment	$121	$94

(a) 12-31-05 ratio is estimated.
TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Consolidated Balance Sheets
(dollars in millions)

	12-31-05	9-30-05	12-31-04
Assets
Loans	$66,478	$65,575	$63,372
Loans held for sale	3,381	3,595	4,353
Investment securities	91	98	71
Securities available for sale	7,269	7,124	7,451
Short-term investments	1,592	2,394	1,472
Other investments	1,332	1,310	1,421

Total earning assets	80,143	80,096	78,140
Allowance for loan losses	(966)	(1,093)	(1,138)
Cash and due from banks	3,108	2,660	2,454
Premises and equipment	656	593	603
Goodwill	1,355	1,344	1,359
Other intangible assets	125	109	87
Corporate-owned life insurance	2,690	2,658	2,608
Derivative assets	1,039	1,132	1,949
Accrued income and other assets	4,976	4,824	4,685

Total assets	$93,126	$92,323	$90,747

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$24,241	$23,541	$21,748
Savings deposits	1,840	1,922	1,970
Certificates of deposit ($100,000 or more)	5,156	4,783	4,697
Other time deposits	11,170	10,804	10,435

Total interest-bearing	42,407	41,050	38,850
Noninterest-bearing	13,335	12,202	11,581
Deposits in foreign office — interest-bearing	3,023	4,819	7,411

Total deposits	58,765	58,071	57,842
Federal funds purchased and securities sold under repurchase agreements	4,835	3,444	2,145
Bank notes and other short-term borrowings	1,780	3,001	2,515
Derivative liabilities	1,060	1,075	1,196
Accrued expense and other liabilities	5,149	5,173	5,086
Long-term debt	13,939	14,037	14,846

Total liabilities	85,528	84,801	83,630

Shareholders’ equity
Preferred stock	—	—	—
Common shares	492	492	492
Capital surplus	1,534	1,517	1,491
Retained earnings	7,882	7,719	7,284
Treasury stock	(2,204)	(2,133)	(2,128)
Accumulated other comprehensive loss	(106)	(73)	(22)

Total shareholders’ equity	7,598	7,522	7,117

Total liabilities and shareholders’ equity	$93,126	$92,323	$90,747

Common shares outstanding (000)	406,624	408,542	407,570

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Consolidated Statements of Income
(dollars in millions, except per share amounts)

	Three months ended			Twelve months ended
	12-31-05	9-30-05	12-31-04	12-31-05	12-31-04
Interest income
Loans	$1,085	$1,006	$870	$3,922	$3,263
Loans held for sale	64	56	33	254	114
Investment securities	—	1	1	3	5
Securities available for sale	84	84	81	328	331
Short-term investments	19	15	11	56	38
Other investments	10	12	9	54	35

Total interest income	1,262	1,174	1,005	4,617	3,786

Interest expense
Deposits	309	273	184	1,026	677
Federal funds purchased and securities sold under repurchase agreements	40	31	23	121	60
Bank notes and other short-term borrowings	24	22	13	82	42
Long-term debt	171	155	113	598	402

Total interest expense	544	481	333	1,827	1,181

Net interest income	718	693	672	2,790	2,605
Provision for loan losses	36	43	(21)	143	185

	682	650	693	2,647	2,420

Noninterest income
Trust and investment services income	134	135	143	542	564
Service charges on deposit accounts	76	82	77	304	331
Investment banking and capital markets income	82	93	77	294	255
Letter of credit and loan fees	49	46	50	182	158
Corporate-owned life insurance income	31	26	33	109	110
Electronic banking fees	26	24	23	96	85
Net gains (losses) from loan securitizations and sales	34	12	(29)	75	16
Net securities gains (losses)	3	3	(3)	1	4
Other income	126	110	108	475	406

Total noninterest income	561	531	479	2,078	1,929

Noninterest expense
Personnel	416	414	411	1,606	1,549
Net occupancy	68	66	60	280	236
Computer processing	57	54	50	212	191
Equipment	27	28	30	111	119
Professional fees	42	29	32	129	113
Marketing	30	29	32	118	111
Other expense	194	161	203	681	642

Total noninterest expense	834	781	818	3,137	2,961

Income before income taxes	409	400	354	1,588	1,388
Income taxes	113	122	141	459	434

Net income	$296	$278	$213	$1,129	$954

Net income per common share	$.72	$.68	$.52	$2.76	$2.32
Net income per common share — assuming dilution	.72	.67	.51	2.73	2.30
Cash dividends declared per common share	.325	.325	.31	1.30	1.24

Weighted-average common shares outstanding (000)	408,431	410,456	408,243	408,981	410,585
Weighted-average common shares and potential common shares outstanding (000)	412,542	415,441	413,727	414,014	415,430

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Fourth Quarter 2005			Third Quarter 2005			Fourth Quarter 2004
	Average			Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$19,992	$315	6.25%	$19,249	$280	5.78%	$17,899	$206	4.59%
Real estate — commercial mortgage	8,580	151	6.98	8,467	136	6.42	7,967	107	5.35
Real estate — construction	6,896	129	7.42	6,388	110	6.81	5,295	74	5.52
Commercial lease financing	10,285	154	6.01	10,161	158	6.19	8,829	129	5.89

Total commercial loans	45,753	749	6.51	44,265	684	6.15	39,990	516	5.15
Real estate — residential	1,460	23	6.22	1,472	23	6.13	1,512	23	5.94
Home equity	13,767	242	7.00	13,888	236	6.72	14,696	219	5.94
Consumer — direct	1,785	44	9.68	1,794	40	8.96	2,003	38	7.63
Consumer — indirect lease financing	23	1	11.28	36	1	11.05	104	3	10.02
Consumer — indirect other	3,317	55	6.68	3,303	55	6.62	5,076	96	7.55

Total consumer loans	20,352	365	7.13	20,493	355	6.86	23,391	379	6.45

Total loans	66,105	1,114	6.70	64,758	1,039	6.37	63,381	895	5.63
Loans held for sale	3,592	64	7.05	3,521	56	6.43	2,635	33	5.07
Investment securities [a]	95	1	5.81	76	1	7.00	75	2	8.53
Securities available for sale [c]	7,034	84	4.77	7,131	84	4.65	7,233	81	4.48
Short-term investments	2,091	19	3.53	1,972	15	3.15	2,100	11	2.00
Other investments [c]	1,297	10	3.09	1,342	12	3.25	1,417	9	2.56

Total earning assets	80,214	1,292	6.40	78,800	1,207	6.08	76,841	1,031	5.35
Allowance for loan losses	(1,085)			(1,095)			(1,251)
Accrued income and other assets	13,077			12,918			13,658

Total assets	$92,206			$90,623			$89,248

Liabilities
NOW and money market deposit accounts	$23,947	127	2.11	$22,886	101	1.75	$21,591	46	.84
Savings deposits	1,858	1	.27	1,952	2	.29	1,951	1	.23
Certificates of deposit ($100,000 or more) [d]	5,006	51	4.06	4,928	48	3.85	4,871	44	3.66
Other time deposits	10,951	96	3.46	10,805	87	3.21	10,366	75	2.89
Deposits in foreign office	3,316	34	4.03	4,048	35	3.46	3,506	18	1.96

Total interest-bearing deposits	45,078	309	2.72	44,619	273	2.43	42,285	184	1.73
Federal funds purchased and securities sold under repurchase agreements	4,309	40	3.72	3,674	31	3.28	5,085	23	1.81
Bank notes and other short-term borrowings	2,607	24	3.67	2,841	22	3.04	2,793	13	1.79
Long-term debt [d]	13,860	171	4.89	13,814	155	4.50	14,119	113	3.36

Total interest-bearing liabilities	65,854	544	3.28	64,948	481	2.94	64,282	333	2.08

Noninterest-bearing deposits	12,594			12,215			11,804
Accrued expense and other liabilities	6,224			6,027			6,095

Total liabilities	84,672			83,190			82,181

Shareholders’ equity	7,534			7,433			7,067

Total liabilities and shareholders’ equity	$92,206			$90,623			$89,248

Interest rate spread (TE)			3.12%			3.14%			3.27%

Net interest income (TE) and net interest margin (TE)		748	3.71%		726	3.67%		698	3.63%

TE adjustment [a]		30			33			26

Net interest income, GAAP basis		$718			$693			$672

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Consolidated Average Balance Sheets, Net Interest Income and Yields/Rates
(dollars in millions)

	Twelve months ended December 31, 2005			Twelve months ended December 31, 2004
	Average			Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans: [a,b]
Commercial, financial and agricultural	$19,480	$1,083	5.56%	$17,119	$762	4.45%
Real estate — commercial mortgage	8,403	531	6.32	7,032	354	5.03
Real estate — construction	6,263	418	6.67	4,926	250	5.08
Commercial lease financing	10,122	628	6.21	8,269	487	5.90

Total commercial loans	44,268	2,660	6.01	37,346	1,853	4.96
Real estate — residential	1,468	90	6.10	1,563	94	6.01
Home equity	13,886	916	6.60	14,784	842	5.70
Consumer — direct	1,834	158	8.60	2,048	154	7.52
Consumer — indirect lease financing	47	5	10.72	178	18	9.86
Consumer — indirect other	3,286	212	6.45	5,188	393	7.58

Total consumer loans	20,521	1,381	6.73	23,761	1,501	6.32

Total loans	64,789	4,041	6.24	61,107	3,354	5.49
Loans held for sale	3,638	254	6.99	2,510	114	4.55
Investment securities[a]	76	5	7.30	85	8	8.69
Securities available for sale [c]	7,118	328	4.60	7,215	331	4.60
Short-term investments	1,887	56	2.96	2,218	38	1.70
Other investments[c]	1,379	54	3.79	1,257	35	2.77

Total earning assets	78,887	4,738	6.00	74,392	3,880	5.22
Allowance for loan losses	(1,109)			(1,284)
Accrued income and other assets	13,150			13,309

Total assets	$90,928			$86,417

Liabilities
NOW and money market deposit accounts	$22,696	360	1.59	$20,175	147	.73
Savings deposits	1,941	5	.26	2,007	5	.23
Certificates of deposit ($100,000 or more) [d]	4,957	189	3.82	4,834	178	3.71
Other time deposits	10,789	341	3.16	10,564	304	2.88
Deposits in foreign office	4,155	131	3.15	2,978	43	1.43

Total interest-bearing deposits	44,538	1,026	2.30	40,558	677	1.67
Federal funds purchased and securities sold under repurchase agreements	4,070	121	2.97	4,669	60	1.29
Bank notes and other short-term borrowings	2,796	82	2.94	2,631	42	1.59
Long-term debt [d]	14,094	598	4.32	14,304	402	2.93

Total interest-bearing liabilities	65,498	1,827	2.80	62,162	1,181	1.92

Noninterest-bearing deposits	12,019			11,192
Accrued expense and other liabilities	6,088			6,126

Total liabilities	83,605			79,480

Shareholders’ equity	7,323			6,937

Total liabilities and shareholders’ equity	$90,928			$86,417

Interest rate spread (TE)			3.20%			3.30%

Net interest income (TE) and net interest margin (TE)		2,911	3.69%		2,699	3.63%

TE adjustment[a]		121			94

Net interest income, GAAP basis		$2,790			$2,605

(a)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(b)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(c)	Yield is calculated on the basis of amortized cost.

(d)	Rate calculation excludes basis adjustments related to fair value hedges.

TE = Taxable Equivalent

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Noninterest Income
(in millions)

	Three months ended			Twelve months ended
	12-31-05	9-30-05	12-31-04	12-31-05	12-31-04
Trust and investment services income[a]	$134	$135	$143	$542	$564
Service charges on deposit accounts	76	82	77	304	331
Investment banking and capital markets income[a]	82	93	77	294	255
Letter of credit and loan fees	49	46	50	182	158
Corporate-owned life insurance income	31	26	33	109	110
Electronic banking fees	26	24	23	96	85
Net gains (losses) from loan securitizations and sales	34	12	(29)	75	16
Net securities gains (losses)	3	3	(3)	1	4
Other income:
Operating lease income	50	47	46	191	183
Insurance income	15	16	12	52	48
Loan securitization servicing fees	5	5	1	20	5
Credit card fees	2	4	4	14	13
Miscellaneous income	54	38	45	198	157

Total other income	126	110	108	475	406

Total noninterest income	$561	$531	$479	$2,078	$1,929

(a)	Additional detail provided in tables below.
Trust and Investment Services Income
(in millions)

	Three months ended			Twelve months ended
	12-31-05	9-30-05	12-31-04	12-31-05	12-31-04
Brokerage commissions and fee income	$61	$61	$68	$247	$265
Personal asset management and custody fees	38	39	39	153	156
Institutional asset management and custody fees	35	35	36	142	143

Total trust and investment services income	$134	$135	$143	$542	$564

Investment Banking and Capital Markets Income
(in millions)

	Three months ended			Twelve months ended
	12-31-05	9-30-05	12-31-04	12-31-05	12-31-04
Investment banking income	$30	$21	$39	$87	$122
Net gains from principal investing	20	31	5	64	44
Foreign exchange income	11	11	10	40	41
Dealer trading and derivatives income	10	16	8	55	8
Income from other investments	11	14	15	48	40

Total investment banking and capital markets income	$82	$93	$77	$294	$255

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Noninterest Expense
(dollars in millions)

	Three months ended				Twelve months ended
	12-31-05	9-30-05	12-31-04		12-31-05	12-31-04
Personnel [a]	$416	$414	$411		$1,606	$1,549
Net occupancy	68	66	60		280	236
Computer processing	57	54	50		212	191
Equipment	27	28	30		111	119
Professional fees	42	29	32		129	113
Marketing	30	29	32		118	111
Other expense:
Operating lease expense	40	40	36		158	151
Postage and delivery	14	12	13		51	52
Telecommunications	7	8	7		30	29
Franchise and business taxes	9	8	(1)		34	16
OREO expense, net	2	2	3		8	17
Provision for losses on lending-related commitments	—	2	1		(7)	(4)
Miscellaneous expense	122	89	144	[b]	407	381

Total other expense	194	161	203		681	642

Total noninterest expense	$834	$781	$818		$3,137	$2,961

Average full-time equivalent employees	19,417	19,456	19,575		19,485	19,576

(a)	Additional detail provided in table below.

(b)	Includes goodwill write-off of $55 million as a result of management’s decision to sell Key’s nonprime indirect automobile loan portfolio.
Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12-31-05	9-30-05	12-31-04	12-31-05	12-31-04

Salaries	$220	$222	$216	$878	$848
Incentive compensation	120	104	113	396	393
Employee benefits	56	67	65	263	258
Stock-based compensation	17	17	13	54	40
Severance	3	4	4	15	10

Total personnel expense	$416	$414	$411	$1,606	$1,549

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Loan Composition
(dollars in millions)

				Percent change 12-31-05 vs.
	12-31-05	9-30-05	12-31-04	9-30-05	12-31-04
Commercial, financial and agricultural	$20,579	$19,451	$18,730	5.8%	9.9%
Commercial real estate:
Commercial mortgage	8,360	8,618	8,131	(3.0)	2.8
Construction	7,109	6,700	5,508	6.1	29.1

Total commercial real estate loans	15,469	15,318	13,639	1.0	13.4
Commercial lease financing	10,352	10,339	10,155	.1	1.9

Total commercial loans	46,400	45,108	42,524	2.9	9.1
Real estate — residential mortgage	1,458	1,476	1,473	(1.2)	(1.0)
Home equity	13,488	13,872	14,062	(2.8)	(4.1)
Consumer — direct	1,794	1,792	1,983	.1	(9.5)
Consumer — indirect:
Automobile lease financing	19	28	89	(32.1)	(78.7)
Marine	2,715	2,676	2,624	1.5	3.5
Other	604	623	617	(3.0)	(2.1)

Total consumer — indirect loans	3,338	3,327	3,330	.3	.2

Total consumer loans	20,078	20,467	20,848	(1.9)	(3.7)

Total loans	$66,478	$65,575	$63,372	1.4%	4.9%

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12-31-05 vs.
	12-31-05	9-30-05	12-31-04	9-30-05	12-31-04
Commercial, financial and agricultural	$85	—	—	N/M	N/M
Real estate — commercial mortgage	525	$416	$283	26.2%	85.5%
Real estate — residential mortgage	11	21	26	(47.6)	(57.7)
Real estate — construction	51	5	—	920.0	N/M
Home equity	—	1	29	(100.0)	(100.0)
Education	2,687	3,123	2,278	(14.0)	18.0
Automobile	22	29	1,737	(24.1)	(98.7)

Total loans held for sale	$3,381	$3,595	$4,353	(6.0)%	(22.3)%

N/M = Not Meaningful

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Summary of Loan Loss Experience
(dollars in millions)

	Three months ended			Twelve months ended
	12-31-05	9-30-05	12-31-04	12-31-05	12-31-04
Average loans outstanding during the period	$66,105	$64,758	$63,381	$64,789	$61,107

Allowance for loan losses at beginning of period	$1,093	$1,100	$1,251	$1,138	$1,406
Loans charged off:
Commercial, financial and agricultural	22	14	20	80	145

Real estate ___ commercial mortgage	3	4	9	19	35
Real estate ___ construction	—	—	—	5	5

Total commercial real estate loans	3	4	9	24	40
Commercial lease financing	140	18	18	183	52

Total commercial loans	165	36	47	287	237
Real estate ___ residential mortgage	2	1	2	7	17
Home equity	6	7	26	26	63
Consumer ___ direct	10	10	10	38	42
Consumer ___ indirect lease financing	—	1	2	3	8
Consumer ___ indirect other	4	14	86	48	216

Total consumer loans	22	33	126	122	346

	187	69	173	409	583
Recoveries:
Commercial, financial and agricultural	7	4	6	21	41

Real estate ___ commercial mortgage	1	1	4	3	8
Real estate ___ construction	1	—	—	3	4

Total commercial real estate loans	2	1	4	6	12
Commercial lease financing	8	7	4	35	14

Total commercial loans	17	12	14	62	67
Real estate ___ residential mortgage	—	—	—	1	1
Home equity	1	1	2	5	6
Consumer ___ direct	2	2	2	8	9
Consumer ___ indirect lease financing	—	1	—	2	3
Consumer ___ indirect other	3	4	15	16	66

Total consumer loans	6	8	19	32	85

	23	20	33	94	152

Net loans charged off	(164)	(49)	(140)	(315)	(431)
Provision for loan losses	36	43	(21)	143	185
Foreign currency translation adjustment	1	(1)	—	—	—
Allowance related to loans acquired	—	—	48	—	48
Reclassification of allowance for credit losses on lending-related commitments [a]	—	—	—	—	(70)

Allowance for loan losses at end of period	$966	$1,093	$1,138	$966	$1,138

Net loan charge-offs to average loans	.98%	.30%	.88%	.49%	.70%
Allowance for loan losses to period-end loans	1.45	1.67	1.80	1.45	1.80
Allowance for loan losses to nonperforming loans	348.74	303.61	369.48	348.74	369.48

(a) Included in accrued expenses and other liabilities on the consolidated balance sheet.

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Changes in Allowance for Credit Losses on Lending-Related Commitments
(in millions)

	Three months ended			Twelve months ended
	12-31-05	9-30-05	12-31-04	12-31-05	12-31-04
Balance at beginning of period	$59	$57	$65	$66	—
Reclassification of allowance for credit losses	—	—	—	—	$70
Provision for losses on lending-related commitments	—	2	1	(7)	(4)

Balance at end of period [a]	$59	$59	$66	$59	$66

(a) Included in accrued expenses and other liabilities on the consolidated balance sheet.
Summary of Nonperforming Assets and Past Due Loans
(dollars in millions)

	12-31-05	9-30-05	6-30-05	3-31-05	12-31-04
Commercial, financial and agricultural	$63	$50	$58	$46	$37

Real estate — commercial mortgage	43	33	36	41	37
Real estate — construction	2	3	3	5	20

Total commercial real estate loans	45	36	39	46	57
Commercial lease financing	39	151	73	75	84

Total commercial loans	147	237	170	167	178
Real estate — residential mortgage	41	40	38	43	39
Home equity	79	75	74	76	80
Consumer — direct	2	3	4	3	3
Consumer — indirect lease financing	1	1	1	5	1
Consumer — indirect other	7	4	5	5	7

Total consumer loans	130	123	122	132	130

Total nonperforming loans	277	360	292	299	308

Nonperforming loans held for sale	3	2	1	6	8

OREO	25	29	33	58	53
Allowance for OREO losses	(2)	(3)	(2)	(4)	(4)

OREO, net of allowance	23	26	31	54	49

Other nonperforming assets	4	5	14	12	14

Total nonperforming assets	$307	$393	$338	$371	$379

Accruing loans past due 90 days or more	$90	$94	$74	$79	$122
Accruing loans past due 30 through 89 days	491	550	475	495	491
Nonperforming loans to period-end loans	.42%	.55%	.45%	.47%	.49%
Nonperforming assets to period-end loans plus OREO and other nonperforming assets	.46	.60	.52	.58	.60
Summary of Changes in Nonperforming Loans
(in millions)

	4Q05	3Q05	2Q05	1Q05	4Q04
Balance at beginning of period	$360	$292	$299	$308	$389
Loans placed on nonaccrual status	106	126	58	71	88
Charge-offs	(164)	(49)	(48)	(54)	(91)
Loans sold	(2)	(3)	—	(5)	(66)
Payments	(14)	(5)	(13)	(9)	(11)
Transfers to OREO	—	—	(4)	(12)	—
Loans returned to accrual status	(9)	(1)	—	—	(1)

Balance at end of period	$277	$360	$292	$299	$308

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Reconciliation of Fourth Quarter 2004 Summary of Operations As Reported to Adjusted Summary of Operations
(dollars in millions, except per share amounts)

						Change 4Q05 As Reported
	4Q04			4Q04	4Q05	vs. 4Q04 Adjusted Basis
	As Reported	Adjustments	[a]	Adjusted basis	As Reported	Amount	Percent
Net interest income (TE)	$698	—		$698	$748	$50	7.2%
Noninterest income	479	$46		525	561	36	6.9

Total revenue (TE)	1,177	46		1,223	1,309	86	7.0
Provision for loan losses	(21)	21		—	36	36	N/M
Noninterest expense	818	(53)		765	834	69	9.0

Income before income taxes (TE)	380	78		458	439	(19)	(4.1)
Income taxes and TE adjustments	167	1		168	143	(25)	(14.9)

Net income	$213	$77		$290	$296	$6	2.1

Diluted earnings per common share	$.51	$.19		$.70	$.72	$.02	2.9%

(a)	Adjustments reflect the effects of Key’s fourth quarter 2004 sale of its broker-originated home equity loan portfolio held in the Key Home Equity Services division, and the reclassification to held-for-sale status of its indirect automobile loan portfolio. Key sold the indirect automobile loan portfolio during the first half of 2005.
TE = Includes taxable-equivalent adjustment of $30 million in 4Q05 and $26 million in 4Q04
N/M = Not Meaningful
Reconciliation of Fourth Quarter 2004 Earnings As Reported (GAAP Basis) to Adjusted Earnings
(in millions, except per share amounts)

	Pre-tax	After-tax	EPS
	Amount	Amount	Impact [a]
Fourth quarter 2004 earnings as reported (GAAP basis)	$354	$213	$.51
Actions resulting in significant nonrecurring charges:
Sale of broker-originated home equity loan portfolio	9	6	.01
Write-off of goodwill (nonprime indirect automobile loan business)	55	55	.13
Reclassification of indirect automobile loan portfolio to held-for-sale status	14	16	.04

Adjusted fourth quarter 2004 earnings	$432	$290	$.70

Fourth quarter 2005 earnings as reported (GAAP basis)	$409	$296	$.72

(a) Earnings per share (“EPS”) components do not foot due to rounding.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Line of Business Results
(dollars in millions)
Consumer Banking

						Percent change 4Q05 vs.
	4Q05	3Q05	2Q05	1Q05	4Q04	3Q05	4Q04
Summary of operations
Total revenue (TE)	$730	$716	$706	$727	$691	2.0%	5.6%
Provision for loan losses	28	29	22	48	9	(3.4)	211.1
Noninterest expense	527	488	490	476	555	8.0	(5.0)
Net income	109	125	122	127	59	(12.8)	84.7
Average loans	29,260	29,139	29,303	29,397	31,886	.4	(8.2)
Average deposits	43,158	42,359	41,567	41,063	40,925	1.9	5.5
Net loan charge-offs	31	36	32	39	118	(13.9)	(73.7)
Return on average allocated equity	17.61%	20.63%	20.23%	20.62%	9.13%	N/A	N/A
Average full-time equivalent employees	9,880	9,963	10,026	10,194	10,392	(.8)	(4.9)

Supplementary information (lines of business)

Community Banking
Total revenue (TE)	$567	$567	$555	$544	$572	—	(.9)%
Provision for loan losses	24	22	18	20	21	9.1%	14.3
Noninterest expense	427	405	388	386	404	5.4	5.7
Net income	72	88	93	86	92	(18.2)	(21.7)
Average loans	19,716	19,781	19,773	19,919	20,094	(.3)	(1.9)
Average deposits	42,489	41,670	40,920	40,475	40,365	2.0	5.3
Net loan charge-offs	26	24	21	25	23	8.3	13.0
Return on average allocated equity	18.36%	22.77%	24.43%	22.80%	23.87%	N/A	N/A
Average full-time equivalent employees	8,513	8,546	8,448	8,548	8,728	(.4)	(2.5)

Consumer Finance
Total revenue (TE)	$163	$149	$151	$183	$119	9.4%	37.0%
Provision for loan losses	4	7	4	28	(12)	(42.9)	N/M
Noninterest expense	100	83	102	90	151	20.5	(33.8)
Net income (loss)	37	37	29	41	(33)	—	N/M
Average loans	9,544	9,358	9,530	9,478	11,792	2.0	(19.1)
Average deposits	669	689	647	588	560	(2.9)	19.5
Net loan charge-offs	5	12	11	14	95	(58.3)	(94.7)
Return on average allocated equity	16.31%	16.85%	13.04%	17.18%	(12.66)%	N/A	N/A
Average full-time equivalent employees	1,367	1,417	1,578	1,646	1,664	(3.5)	(17.8)

KeyCorp Reports Fourth Quarter and Record 2005 Earnings
January 20, 2006

Line of Business Results (continued)
(dollars in millions)
Corporate and Investment Banking

						Percent change 4Q05 vs.
	4Q05	3Q05	2Q05	1Q05	4Q04	3Q05	4Q04
Summary of operations
Total revenue (TE)	$577	$543	$523	$488	$515	6.3%	12.0%
Provision for loan losses	8	14	(2)	(4)	(30)	(42.9)	N/M
Noninterest expense	312	292	274	254	266	6.8	17.3
Net income	161	148	157	149	174	8.8	(7.5)
Average loans	36,407	35,064	34,577	33,846	30,852	3.8	18.0
Average deposits	11,157	10,136	9,691	8,781	8,793	10.1	26.9
Net loan charge-offs	133	13	16	15	22	923.1	504.5
Return on average allocated equity	18.21%	17.13%	18.56%	17.76%	22.13%	N/A	N/A
Average full-time equivalent employees	3,363	3,336	3,269	3,316	3,028	.8	11.1

Supplementary information (lines of business)

Corporate Banking
Total revenue (TE)	$286	$271	$258	$259	$273	5.5%	4.8%
Provision for loan losses	16	9	(6)	(5)	(32)	77.8	N/M
Noninterest expense	164	157	144	135	158	4.5	3.8
Net income	66	66	75	80	92	—	(28.3)
Average loans	14,911	14,666	15,089	15,101	13,877	1.7	7.5
Average deposits	8,675	8,022	7,952	7,256	7,266	8.1	19.4
Net loan charge-offs	1	2	11	10	12	(50.0)	(91.7)
Return on average allocated equity	15.49%	15.66%	17.80%	19.04%	21.37%	N/A	N/A
Average full-time equivalent employees	1,519	1,558	1,532	1,541	1,558	(2.5)	(2.5)

KeyBank Real Estate Capital
Total revenue (TE)	$163	$149	$138	$103	$132	9.4%	23.5%
Provision for loan losses	4	2	(7)	5	(4)	100.0	N/M
Noninterest expense	69	64	55	46	49	7.8	40.8
Net income	57	52	56	33	54	9.6	5.6
Average loans	12,038	11,265	10,596	9,794	9,109	6.9	32.2
Average deposits	2,467	2,100	1,728	1,514	1,520	17.5	62.3
Net loan charge-offs	—	—	3	4	2	—	(100.0)
Return on average allocated equity	21.98%	20.71%	23.77%	14.16%	24.00%	N/A	N/A
Average full-time equivalent employees	873	812	774	758	702	7.5	24.4

Key Equipment Finance
Total revenue (TE)	$128	$123	$127	$126	$110	4.1%	16.4%
Provision for loan losses	(12)	3	11	(4)	6	N/M	N/M
Noninterest expense	79	71	75	73	59	11.3	33.9
Net income	38	30	26	36	28	26.7	35.7
Average loans	9,458	9,133	8,892	8,951	7,866	3.6	20.2
Average deposits	15	14	11	11	7	7.1	114.3
Net loan charge-offs	132	11	2	1	8	N/M	N/M
Return on average allocated equity	19.11%	15.66%	13.76%	19.36%	21.42%	N/A	N/A
Average full-time equivalent employees	971	966	963	1,017	768	.5	26.4

TE = Taxable Equivalent
N/A = Not Applicable
N/M = Not Meaningful